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                                                                     EXHIBIT 4.8




                          THE WILLIAMS COMPANIES, INC.
                              WARRANTS TO PURCHASE
                           Common Stock, $1 par value

VOID AFTER 5:00 P.M., NEW YORK CITY TIME, ON APRIL 15, 2000


No. 1                                                         7,537,147 Warrants


         This certifies that Williams Holdings of Delaware, Inc. or assigns (the "Holder") is the owner of the above indicated number of Warrants, each Warrant entitling such owner to purchase on April 15, 2000, on or before 5:00 P.M., New York City time (the "Exercise Date"), one share of Common Stock, $1 par value of The Williams Companies, Inc. (the "Company"), such Common Stock being herein referred to as the "Warrant Securities". The Warrants may be surrendered by the Holder for Warrant Securities on the Exercise Date upon payment of $46.67 for each Warrant so surrendered (the "Warrant Price"). The Holder may exercise the Warrants evidenced hereby by providing certain information set forth on the back hereof and by paying in full, in lawful money of the United States of America in immediately available funds the Warrant Price for each Warrant exercised to the Company and by surrendering this Warrant Certificate, with the form of election to purchase on the reverse hereof completed and duly executed, at the corporate offices of the Company at the address specified on the reverse hereof, and upon compliance with and subject to the conditions set forth herein.

         Any whole number of Warrants evidenced by this Warrant Certificate may be exercised to purchase Warrant Securities. No fractional Warrant Securities will be issued.

         The Warrant Securities to be issued and delivered upon the exercise of the Warrants evidenced by this Warrant Certificate will be, when issued, duly authorized, fully paid and nonassessable shares of the Common Stock of the Company. The Company covenants and agrees that it will at all times have and keep available out of its Common Stock (whether authorized but unissued shares reserved by it free from preemptive rights or issued shares which have been reacquired by it) the number of full shares of Common Stock which shall be deliverable upon exercise of the Warrants.

         The Company shall in good faith and as promptly as possible endeavor
(i) to cause all registrations with, and to obtain any approval by, any governmental authority under any Federal or state law of the United States of America that may be required before the Warrant Securities may be lawfully issued or transferred and delivered and (ii) to list the Warrant Securities required to be delivered upon exercise of the Warrants prior to such delivery on each United States national securities exchange on which the




































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outstanding Warrant Securities are listed at the time of such delivery.

         This Warrant Certificate may be transferred only at the corporate offices of the Company by the Holder or its assigns, in person or by an attorney duly authorized in writing.

         This Warrant Certificate shall not entitle the Holder hereof to any of the rights of a holder of the Warrant Securities, including, without limitation, the right to vote or to receive dividends, if any, declared and paid on the Warrant Securities.



         Dated as of April 15, 1995.


                                        THE WILLIAMS COMPANIES, INC.
[SEAL]


                                        By /s/ Jack D. McCarthy
                                          -----------------------------
                                               Jack D. McCarthy
                                            Senior Vice President
Attest:


  /s/ David M. Higbee
- ------------------------------
      David M. Higbee
         Secretary



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                        [Reverse of Warrant Certificate]
                      Instructions for Exercise of Warrant


         To exercise the Warrants evidenced hereby, the Holder must pay in full in lawful money of the United States of America in immediately available funds, the Warrant Price for Warrants exercised to the Company, One Williams Center, Tulsa, Oklahoma 74172, Attention: Treasury Department, which payment must specify the name of the Holder and the number of Warrants exercised by such Holder. In addition, the Holder must complete the information required below and present this Warrant Certificate in person or by mail (certified or registered mail is recommended) to the Company at the address set forth above. This Warrant Certificate, completed and duly executed, must be received by the Company within five business days of the payment.

                    To be Executed Upon Exercise of Warrant

         The undersigned hereby irrevocably elects to exercise _____ Warrants, evidenced by this Warrant Certificate, to purchase shares of the Warrant Securities and represents that he/she has tendered payment for such Warrant Securities in lawful money of the United States of America in immediately available funds to the order of the Company, One Williams Center, Tulsa, Oklahoma 74172, Attention: Treasury Department, in the amount of __________ in accordance with the terms hereof. The undersigned requests that said Warrant Securities be registered in such names and delivered all as specified in accordance with the instructions set forth below.



Dated                                   Name
     ---------------                        ----------------------------------
                                                       (Please Print)

                                        Address
- ------------------------------                 -------------------------------
(Insert Social Security
 or Other Identifying                          -------------------------------
 Number of Holder)
                                        Signature
                                                 -----------------------------
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                                 Assignment

      (Form of Assignment to be Executed if Holder Desires to Transfer
                         Warrants Evidenced Hereby)

         FOR VALUE RECEIVED                     hereby sells, assigns and
transfers unto


                                           Please insert social security
                                           or other identifying number

                                           _____________________________

________________________________________________________________________________
               (Please print name and address including zip code)

________________________________________________________________________________
The Warrants represented by the within Warrant Certificate and does hereby irrevocably constitute and appoint ____________ Attorney, to transfer said Warrant Certificate on the books of the Company with full power of substitution in the premises.

Dated:


                                        ___________________________________
                                                      Signature

                                       (Signature must conform in all respects
                                       to name of Holder as specified on the
                                       face of this Warrant Certificate and
                                       must bear a signature guarantee by a
                                       bank, trust company or member broker of
                                       the New York, Midwest or Pacific Stock
                                       Exchanges.)

Signature Guaranteed



__________________________